EXHIBIT 10.1

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

between

GOOD HEMP WELLNESS, LLC

and

THE MEMBERS NAMED HEREIN

February 4, 2021

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of Good Hemp Wellness, LLC, a North Carolina limited liability company (the "Company"), is entered into as of February 4, 2021, by and among the Company, the Initial Members executing this Agreement as of the date hereof and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement.

RECITALS

WHEREAS, the Company was formed under the laws of the State of North Carolina by the filing of Articles of Incorporation with the Secretary of State of the State of North Carolina on February 3, 2021 (the "Articles of Incorporation");

WHEREAS, Sponsor and Simple Growth Solutions, LLC (“Simple Growth”) have, concurrently with their execution of this Agreement, entered into Unit Purchase Agreements, pursuant to which they have acquired their respective Units in the Company on the terms and conditions fully set forth therein; and

WHEREAS, the Company is being formed to sell the Sponsor’s CBD products in chiropractic offices throughout the United States.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“Acceptance Notice” has the meaning set forth in Section 9.01(c).

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i); and

(b) debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

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"Adjusted Taxable Income" of a Member for a Fiscal Year (or portion thereof) with respect to Units held by such Member means the federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (i) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member's Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect members of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect members of the Member) in such Fiscal Year and all prior Fiscal Years, and (ii) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

"Affiliate" means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control," when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings.

“Affiliate Selling Member” has the meaning set forth in Section 10.05(a).

"Agreement" means this Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

"Applicable Law" means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

"Applicable Pro Rata Portion" means:

(a) for purposes of Section 9.01(a), a Member's pro rata portion of any New Securities proposed to be issued or sold by the Company based on the portion owned by such Member of the aggregate Preferred Units and Common Units considered as a single class. For clarity, Sponsor’s Applicable Pro Rata Portion on the date hereof is 66.66% and Simple Growth’s Applicable Pro Rata Portion on the date hereof is 33.34%.

"Applicable ROFR Rightholder" has the meaning set forth in Section 10.03(a)(ii).

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"Bankruptcy" means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member's assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member's inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member's creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member's consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or (e) the expiration of [sixty (60)] days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member's assets.

"Board" has the meaning set forth in Section 8.01.

"Book Depreciation" means, with respect to any Company asset for each Fiscal Year, the Company's depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

"Book Value" means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a) the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b) immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

(c) the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as determined by the Board, as of the following times:

(i) the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount;

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(ii) the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member's Membership Interest in the Company; and

(iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, that adjustments pursuant to clauses (i), and (ii) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member;

(d) the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e) if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

"Capital Account" has the meaning set forth in Section 5.03.

"Capital Contribution" means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

"Articles of Incorporation" has the meaning set forth in the Recitals.

"Change of Control" means: (a) the sale of all or substantially all of the assets (including equity interests held in Affiliates) of the Company or the Company Subsidiaries to a Third Party Purchaser; (b) a sale resulting in no less than a majority of the Preferred Units and Common Units considered as one class being held by a Third Party Purchaser; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a Third Party Purchaser that results in the inability of the Members to designate or elect a majority of the Managers (or the board of directors (or its equivalent) of the resulting entity or its parent company).

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"Code" means the Internal Revenue Code of 1986, as amended.

"Common Manager" has the meaning set forth in Section 8.02(a)(ii).

"Common Tag-along Portion" has the meaning set forth in Section 10.05(d)(i).

"Common Units" means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to "Common Units" in this Agreement.

"Common Unit Member" has the meaning set forth in Section 11.01.

"Common Unit Membership Interest Purchase Agreement" means that certain Common Unit Membership Interest Purchase Agreement, dated as of the date hereof and attached hereto as Exhibit C, by and between the Company and Simple Growth, pursuant to which Sponsor has acquired those numbers of Common Units set forth on the Members Schedule as of the date hereof.

"Company" has the meaning set forth in the Preamble.

"Company Interest Rate" has the meaning set forth in Section 7.05(c).

"Company Minimum Gain" means "partnership minimum gain" as defined in Section 1.704-2(b)(2) of the Treasury Regulations, substituting the term "Company" for the term "partnership" as the context requires.

"Company Opportunity" has the meaning set forth in Section 11.03.

"Company Option Period" has the meaning set forth in Section 10.03(d)(iii).

"Company ROFR Exercise Notice" has the meaning set forth in Section 10.03(d)(iii).

"Company Subsidiary" means any Subsidiary of the Company including, without limitation Alpine Air Express, Inc. and Alpine Aviation, Inc. or any of their successors.

"Competitor" has the meaning set forth in Section 11.02(a).

"Confidential Information" has the meaning set forth in Section 11.01(a).

"Covered Person" has the meaning set forth in Section 14.01(a).

"Distribution" means a distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member's capacity as a service provider for the Company or a Company Subsidiary.

"Distribute" when used as a verb shall have a correlative meaning.

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"Drag-along Member" has the meaning set forth in Section 10.04(a).

"Drag-along Notice" has the meaning set forth in Section 10.04(c).

"Drag-along Sale" has the meaning set forth in Section 10.04(a).

"Dragging Member" has the meaning set forth in Section 10.04(a).

"Electronic Transmission" means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

"Estimated Tax Amount" of a Member for a Fiscal Year means the Member's Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as in the reasonable business judgment of the Board are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Exercising Member” has the meaning set forth in Section 9.01(d).

"Excess Amount" has the meaning set forth in Section 7.04(c).

"Fair Market Value" of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm's length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

"Family Members" has the meaning set forth in Section 10.02(b).

"Fiscal Year" means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

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"Initial Member" has the meaning set forth in the term Member.

"Issuance Notice" has the meaning set forth in Section 9.01(c).

"Joinder Agreement" means the joinder agreement in form and substance attached hereto.

"Liquidator" has the meaning set forth in Section 13.03(a).

"Losses" has the meaning set forth in Section 14.03(a).

"Manager" has the meaning set forth in Section 8.01.

"Member" means (a) each Person identified on the Members Schedule as of the date hereof as a Member and who has executed this Agreement or a counterpart thereof (each, an "Initial Member"); and (b) and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the North Carolina Act, in each case so long as such Person is shown on the Company's books and records as the owner of one or more Units. The Members shall constitute the "members" (as that term is defined in the North Carolina Act) of the Company.

"Member Nonrecourse Debt" means "partner nonrecourse debt" as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term "Company" for the term "partnership" and the term "Member" for the term "partner" as the context requires.

"Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

"Member Nonrecourse Deduction" means "partner nonrecourse deduction" as defined in Treasury Regulations Section 1.704-2(i), substituting the term "Member" for the term "partner" as the context requires.

"Member ROFR Exercise Notice" has the meaning set forth in Section 10.03(d)(iv).

"Members Schedule" has the meaning set forth in Section 3.01.

"Membership Interest" means an interest in the Company owned by a Member, including such Member's right (based on the type and class of Unit or Units held by such Member), as applicable, (a) to a Distributive share of Net Income, Net Losses and other items of income, gain, loss and deduction of the Company; (b) to a Distributive share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the North Carolina Act.

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"Simple Growth" has the meaning set forth in the Recitals.

"Minskys" has the meaning set forth in Section 10.2(b).

"Simple Growth Permitted Transfers" has the meaning set forth in Section 10.2(b).

"Misallocated Item" has the meaning set forth in Section 6.05.

"Net Income" and "Net Loss" mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company's taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a) any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(i) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c) any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d) any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property's Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

(e) if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and

(f) to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

"New Interests" has the meaning set forth in Section 3.05.

"New Securities" has the meaning set forth in Section 9.01(a).

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"North Carolina Act" means the North Carolina Limited Liability Company Act, Chapter 57D, §§ 1-01, et seq, and any successor statute, as it may be amended from time to time.

"Non-Exercising Member" has the meaning set forth in Section 9.01(e).

"Nonrecourse Liability" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

"Offered Units" has the meaning set forth in Section 10.03(a)(i).

"Offering Member" has the meaning set forth in Section 10.03(a)(i).

"Offering Member Notice" has the meaning set forth in Section 10.03(c)(i).

"Other Business" has the meaning set forth in Section 11.03.

"Over-allotment Notice" has the meaning set forth in Section 9.01(e).

"Permitted Transfer" means a Transfer of Preferred Units or Common Units carried out pursuant to Section 10.02.

"Permitted Transferee" means a recipient of a Permitted Transfer.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Pre-emptive Member" has the meaning set forth in Section 9.01(a).

"Preferred Capital Value" means, for any Preferred Unit at any time, the sum of the Capital Contributions attributable in respect of such Preferred Unit, less distributions attributable in respect of such Preferred Unit pursuant to Section 7.02(b) only (such that distributions for the Preferred Unit Bonus Amount shall not reduce the Preferred Capital Value).

"Preferred Tag-along Portion" has the meaning set forth in Section 10.05(d)(i).

"Preferred Units" means the Units having the privileges, preference, duties, liabilities, obligations and rights specified with respect to "Preferred Units" in this Agreement.

"Preferred Unit Bonus Amount" means an amount equal to eight percent (8%) of the Preferred Capital Value which is then payable to the holders of Preferred Units (i) prior to distributions to the holders of Common Units pursuant to Article VII, (ii) upon consummation of a Change of Control, or (iii) upon a dissolution or liquidation of the Company pursuant to Article VIII hereof.

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"Preferred Unit Membership Interest Purchase Agreement" is the Unit Purchase Agreement signed by the Sponsor.

"Proposed Transferee" has the meaning set forth in Section 10.05(a).

"Quarterly Estimated Tax Amount" of a Member for any calendar quarter of a Fiscal Year means the excess, if any of (a) the product of (i) a quarter (¼) in the case of the first calendar quarter of the Fiscal Year, half (½) in the case of the second calendar quarter of the Fiscal Year, three-quarters (¾) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member's Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Member.

"Regulatory Allocations" has the meaning set forth in Section 6.02(d).

"Representative" means, with respect to any Person, any and all members, managers, directors, officers, shareholders, employees, consultants, financial advisors, legal counsel, accountants and other agents of such Person.

"Restricted Period" has the meaning set forth in Section 11.02(a).

"ROFR Rightholder Option Period" has the meaning set forth in Section 10.03(d)(iv).

"Sale Notice" has the meaning set forth in Section 10.05(c).

"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

"Selling Member" has the meaning set forth in Section 10.05(a).

"Shortfall Amount" has the meaning set forth in Section 7.04(b).

"Sponsor" means Good Hemp, Inc.

"Sponsor Majority Unitholders" means the holders of a majority of the Voting Units held by Sponsor and any of its Permitted Transferees.

"Sponsor Managers" has the meaning set forth in Section 8.02(a)(i).

"Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

"Tag-along Member" has the meaning set forth in Section 10.05(a).

"Tag-along Notice" has the meaning set forth in Section 10.05(d)(ii).

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"Tag-along Period" has the meaning set forth in Section 10.05(d)(ii).

"Tag-along Sale" has the meaning set forth in Section 10.05(a).

"Tax Advance" has the meaning set forth in Section 7.04(a).

"Tax Amount" of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to its Units.

"Tax Matters Member" has the meaning set forth in Section 12.04.

"Tax Rate" of a Member, for any period, means the highest marginal blended federal, state and local tax rate applicable to ordinary income, qualified dividend income or capital gains, as appropriate, for such period for an individual residing in New York, New York, taking into account for federal income tax purposes, the deductibility of state and local taxes and any applicable limitations on such deductions.

"Taxing Authority" has the meaning set forth in Section 7.05(b).

"Third Party Purchaser" means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding Preferred Units or Common Units or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Preferred Units or Common Units.

"Transfer" means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. "Transfer" when used as a noun shall have a correlative meaning. "Transferor" and "Transferee" mean a Person who makes or receives a Transfer, respectively.

"Treasury Regulations" means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

"Unallocated Item" has the meaning set forth in Section 6.05.

"Unit" means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units, including the Preferred Units and the Common Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations and rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations and rights.

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"Unit Purchase Agreements" means: with respect to Sponsor, the Preferred Unit Membership Interest Purchase Agreement; with respect to Simple Growth, the Common Unit Membership Interest Purchase Agreement.

"Voting Members" has the meaning set forth in Section 4.07(b).

"Voting Units" has the meaning set forth in Section 4.07(a).

"Withholding Advances" has the meaning set forth in Section 7.05(b).

Section 1.02 Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

ORGANIZATION

Section 2.01 Formation.

(a) The Company was formed on February 3, 2021, pursuant to the provisions of the North Carolina Act, upon the filing of the Articles of Incorporation with the Secretary of State of the State of North Carolina.

(b) This Agreement shall constitute the "limited liability company agreement" (as that term is used in the North Carolina Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the North Carolina Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the North Carolina Act in the absence of such provision, this Agreement shall, to the extent permitted by the North Carolina Act, control.

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Section 2.02 Name. The name of the Company is Good Hemp Wellness, LLC or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words "Limited Liability Company" or the abbreviation "L.L.C." or the designation "LLC."

Section 2.03 Principal Office. The principal office of the Company is located at 20311 Chartwell Center Drive, Suite 1469, Cornelius, NC 28031. The Board shall give prompt notice of any such change to each of the Members.

Section 2.04 Registered Office; Registered Agent.

(a) The registered office of the Company shall be the office of the initial registered agent named in the Articles of Incorporation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by the North Carolina Act and Applicable Law.

(b) The registered agent for service of process on the Company in the State of North Carolina shall be the initial registered agent named in the Articles of Incorporation or such other Person or Persons as the Board may designate from time to time in the manner provided by the North Carolina Act and Applicable Law.

Section 2.05 Purpose; Powers.

(a) The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the North Carolina Act and to engage in any and all activities necessary or incidental thereto.

(b) The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the North Carolina Act.

Section 2.06 Term. The term of the Company commenced on the date the Articles of Incorporation was filed with the Secretary of State of the State of North Carolina and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.07 No State-Law Partnership. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Company shall elect to be treated as a partnership for such purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Manager or Officer of the Company shall be a partner or joint venturer of any other Member, Manager or Officer of the Company, for any purposes other than as set forth in the first sentence of this Section 2.07.

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ARTICLE III

UNITS

Section 3.01 Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement with respect to such type, class or series. The Board shall maintain a schedule of all Members, their respective mailing addresses and the amount and series of Units held by them (the "Members Schedule"), and shall update the Members Schedule upon the issuance or Transfer of any Units to any new or existing Member. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Schedule A.

Section 3.02 Authorization and Issuance of Preferred Units. Subject to compliance with Section 4.06(b) and Section 10.01(b), the Company is hereby authorized to issue a class of Units designated as Preferred Units. As of the date hereof and after giving effect to the transactions contemplated by the Preferred Unit Membership Interest Purchase Agreement, Preferred Units are issued and outstanding to the Sponsor in the amounts set forth on the Members Schedule opposite the Sponsor’s name.

Section 3.03 Authorization and Issuance of Common Units. Subject to compliance with Section 10.01(b), the Company is hereby authorized to issue a class of Units designated as Common Units. As of the date hereof and after giving effect to the transactions contemplated by the Common Unit Membership Interest Purchase Agreement, Common Units are issued and outstanding to Simple Growth in the amounts set forth on the Members Schedule opposite Simple Growth’s name.

Section 3.04 [Reserved].

Section 3.05 Other Issuances. In addition to the Preferred Units and Common Units, subject to prior approval of the Board, the Company is hereby authorized, subject to compliance with Section 4.06(b), and Section 10.01(b), to authorize and issue or sell to any Person any of the following (collectively, "New Interests"): any new type, class or series of Units not otherwise described in this Agreement, which Units may be designated as classes or series of the Preferred Units or Common Units but having different rights. The Board is hereby authorized, subject to Section 15.09, to amend this Agreement to reflect such issuance and to fix the relative privileges, preference, duties, liabilities, obligations and rights of any such New Interests, including the number of such New Interests to be issued, the preference (with respect to Distributions, in liquidation or otherwise) over any other Units and any contributions required in connection therewith.

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Section 3.06 Certification of Units.

(a) The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Member.

(b) In the event that the Board shall issue certificates representing Units in accordance with Section 3.06(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE IV

MEMBERS

Section 4.01 Admission of New Members.

(a) New Members may be admitted from time to time (i) in connection with an issuance of Units by the Company, subject to compliance with the provisions of Section 4.06(b) and Section 10.01(b), as applicable, and (ii) in connection with a Transfer of Units, subject to compliance with the provisions of Article X, and in either case, following compliance with the provisions of Section 4.01(b).

(b) In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Units, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Units. The Board shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.03.

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Section 4.02 Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a) The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b) Such Member is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c) Such Member's Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d) Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company for such purpose;

(e) The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company that may have been made or given by any other Member or by any agent or employee of any other Member;

(f) Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g) Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h) The execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

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(i) This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (regardless of whether considered at law or in equity); and

(j) Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or affect the right of the Company to terminate the Member's employment at any time for any reason, other than as otherwise provided in such Member's employment agreement or other similar agreement with the Company, if applicable.

None of the foregoing shall replace, diminish or otherwise adversely affect any Member's representations and warranties made by it in any Unit Purchase Agreement.

Section 4.03 No Personal Liability. Except as otherwise provided in the North Carolina Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

Section 4.04 No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member.

Section 4.05 Death or Dissolution. The death or dissolution of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be Transferred to such Member's heirs or equity owners as applicable; provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written undertaking substantially in the form of the Joinder Agreement.

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Section 4.06 Voting.

(a) Except as otherwise provided by this Agreement (including Section 4.06(b) and Section 15.09) or as otherwise required by the North Carolina Act or Applicable Law:

(i) the Common Units shall entitle the holders thereof to one vote per Common Unit on all matters upon which the Members have the right to vote under this Agreement; and

(ii) the Preferred Units shall entitle the holders thereof to one vote for each Preferred Unit on all matters which the Members have the right to vote under this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time that there are any Preferred Units outstanding, the Company shall not, and shall not permit any of the Company Subsidiaries to, engage in or cause any of the following transactions or take any of the following actions, and the Board shall not permit or cause the Company or any of the Company Subsidiaries to engage in, take or cause any such action except with the prior approval of the holders of a majority of the outstanding Preferred Units voting separately as a class:

(i) the issuance of any Preferred Units beyond those issued and outstanding as of the date hereof pursuant to Section 3.02 or the issuance of any Units that are senior in any respect to the Preferred Units;

(ii) the issuance of any securities by any Company Subsidiary beyond those issued and outstanding as of the date hereof;

(iii) a merger, consolidation, conversion or other similar transaction involving the Company or any of the Company Subsidiaries in which the holders of the Preferred Units (or equivalent Company Subsidiary securities) immediately prior to such transaction hold in the aggregate less than a majority of the outstanding voting equity securities of the surviving entity immediately after such transaction;

(iv) the sale, lease or conveyance of all or substantially all of the assets of the Company and the Company Subsidiaries on a consolidated basis; or

(v) any action that results in a liquidation or dissolution of the Company or any Company Subsidiary.

Section 4.07 Meetings.

(a) Voting Units. As used herein, the term "Voting Units" shall mean:

(i) the Common Units, for purposes of calling or holding any meeting of the Members, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business not described in Section 4.06(b); and

(ii) the Preferred Units, for purposes of calling or holding any meeting of the Members, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business described in Section 4.06(b).

(b) Calling the Meeting. Meetings of the Members may be called by (i) the Board or (ii) by a Member or group of Members holding more than 50% of the then-outstanding aggregate votes attributable to Voting Units. Only Members who hold the relevant Voting Units ("Voting Members") shall have the right to attend meetings of the Members.

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(c) Notice. Written notice stating the place, date and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company's principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(d) Participation. Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) Vote by Proxy. On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f) Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include any business to be conducted by Voting Members; provided, that all Voting Members shall have been notified of the meeting in accordance with Section 4.07(c). Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.08 Quorum. A quorum of any meeting of the Voting Members shall require the presence of the Members holding a majority of the Voting Units held by all Members. Subject to Section 4.09, no action at any meeting may be taken by the Members unless the appropriate quorum is present. Subject to Section 4.09, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the Voting Units held by all Members.

Section 4.09 Action Without Meeting. Notwithstanding the provisions of Section 4.08, any matter that is to be voted on, consented to or approved by Voting Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than a majority of the Voting Units held by all Members. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members.

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Section 4.10 Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the North Carolina Act. Except as otherwise specifically provided by this Agreement or required by the North Carolina Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

Section 4.11 No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 5.01 Initial Capital Contributions. Contemporaneously with the execution of this Agreement and as set forth in the respective Unit Purchase Agreements, each Initial Member owning Preferred Units or Common Units has made the Capital Contribution giving rise to such Initial Member's initial Capital Account and is deemed to own the number, type, series and class of Units, in each case, in the amounts set forth opposite such Initial Member's name on the Members Schedule as in effect on the date hereof.

Section 5.02 Additional Capital Contributions.

(a) The Sponsor shall contribute up to $100,000 per fiscal quarter for 6 quarters in total if necessary for the operation of the Company.

(b) No Member shall be required to make any additional Capital Contributions to the Company. Any future Capital Contributions made by any Member shall only be made with the consent of the Board.

(c) No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

Section 5.03 Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a "Capital Account") on its books and records in accordance with this Section 5.03. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a) Each Member's Capital Account shall be increased by the amount of:

(i) such Member's Capital Contributions, including such Member's initial Capital Contribution;

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(ii) any Net Income or other item of income or gain allocated to such Member pursuant to Article VI; and

(iii) any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b) Each Member's Capital Account shall be decreased by:

(i) the cash amount or Book Value of any property Distributed to such Member pursuant to Article VII and Section 13.03(c);

(ii) the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to Article VI; and

(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

Section 5.04 Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 6.04, shall receive allocations and Distributions pursuant to Article VI, Article VII and Article XIII in respect of such Units.

Section 5.05 Negative Capital Accounts. In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 5.06 No Withdrawal. No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except that Dr. Jason Minsky, Simple Growth’s principal, shall be entitled to compensation as an employee of the Company pursuant to his employment agreement with the Company, or as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

Section 5.07 Treatment of Loans from Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member's Capital Account, other than to the extent provided in Section 5.03(a)(iii), if applicable.

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Section 5.08 Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

ARTICLE VI

ALLOCATIONS

Section 6.01 Allocation of Net Income and Net Loss. For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Net Income and Net Loss (and, to the extent necessary, individual items of income, gain, loss or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member pursuant to Section 13.03(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Book Value of the assets securing such liability), and the net assets of the Company were Distributed, in accordance with Section 13.03(c), to the Members immediately after making such allocations, minus (ii) such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 6.02 Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a) If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply with the "minimum gain chargeback" requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the "minimum gain chargeback" requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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(c) In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or Distributions as quickly as possible. This Section 6.02(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) The allocations set forth in paragraphs (a), (b) and (c) above (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 6.03 Tax Allocations.

(a) Subject to Section 6.03(b) through Section 6.03(e), all income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company's subsequent income, gains, losses and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulations Section 1.704-3(b), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c) If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

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(d) Allocations of tax credit, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) The Company shall make allocations pursuant to this Section 6.03 in accordance with the traditional method in accordance with Treasury Regulations Section 1.704-3(d).

(f) Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Income, Net Losses, Distributions or other items pursuant to any provisions of this Agreement.

Section 6.04 Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of Article X, Net Income, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method.

Section 6.05 Curative Allocations. In the event that the Tax Matters Member determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Article VI (an "Unallocated Item"), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members' economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a "Misallocated Item"), then the Board may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

ARTICLE VII

DISTRIBUTIONS

Section 7.01 General.

(a) Subject to Section 7.01(b), Section 7.02 and Section 7.04, the Board shall have sole discretion regarding the amounts and timing of Distributions to Members, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company's obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies).

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(b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 57D-4-05 of the North Carolina Act or other Applicable Law.

Section 7.02 Priority of Distributions. After making all Distributions required for a given Fiscal Year under Section 7.04 and subject to the priority of Distributions pursuant to Section 13.03(c), if applicable, all Distributions determined to be made by the Board pursuant to Section 7.01 shall be made in the following manner:

(a) First, 100% to the Members pro rata in proportion to their holdings of Preferred Units, until Distributions under this Section 7.02(a) equal the Preferred Unit Bonus Amount in respect of all the Preferred Units owned by the Members as of the time of such Distribution;

(b) Second, 100% to the Members pro rata in proportion to their holdings of Preferred Units, until Distributions under this Section 7.02(b) equal the Preferred Capital Value in respect of all the Preferred Units owned by the Members as of the time of such Distribution;

(c) Third, 100% to the Members pro rata in proportion to their holdings of Common Units, until Distributions under this Section 7.02(c) equal the aggregate amount of Capital Contributions attributable to the Members in respect of their acquisitions of Common Units; and

(d) Fourth, 100% of any remaining amounts to the Members holding Preferred Units and Common Units pro rata in proportion to their aggregate holdings of Preferred Units and Common Units treated as one class of Units.

The Sponsor hereby grants Simple Growth the right to convert amounts to be distributed to Simple Growth under this Section 7.02 into the Sponsor’s common stock at a 20% discount to the 10-day volume-weighted average price of the Sponsor’s common stock at the time of such distribution, and the cash that would have been distributed to Simple Growth, which shall have been retained by the Company instead of being paid out to Simple Growth, shall be considered capital contributions of the Sponsor.

Section 7.03 [Reserved].

Section 7.04 Tax Advances.

(a) Subject to any restrictions in any of the Company's and/or any Company Subsidiary's then applicable debt-financing arrangements, and subject to the Board's sole discretion to retain any other amounts necessary to satisfy the Company's and/or the Company Subsidiaries' obligations, at least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use commercially reasonable efforts to Distribute cash to each Member in proportion to and to the extent of such Member's Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a "Tax Advance").

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(b) If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to Section 7.04(a) with respect to any Fiscal Year, the aggregate Tax Advances to any Member with respect to such Fiscal Year are less than such Member's Tax Amount for such Fiscal Year (a "Shortfall Amount"), the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member's Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year before the 75th day of the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.04, the Board may apply such Distributions to reduce any Shortfall Amount.

(c) If the aggregate Tax Advances made to any Member pursuant to this Section 7.04 for any Fiscal Year exceed such Member's Tax Amount (an "Excess Amount"), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.04, except to the extent taken into account as an advance pursuant to Section 7.04(d).

(d) Any Distributions made pursuant to this Section 7.04 shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.02 and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.02.

Section 7.05 Tax Withholding; Withholding Advances.

(a) Tax Withholding. If requested by the Board, each Member shall, if able to do so, deliver to the Board:

(i) an affidavit in form satisfactory to the Board that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other Applicable Law;

(ii) any certificate that the Board may reasonably request with respect to any such laws; and/or

(iii) any other form or instrument reasonably requested by the Board relating to any Member's status under such law.

If a Member fails or is unable to deliver to the Board the affidavit described in Section 7.05(a)(i), the Board may withhold amounts from such Member in accordance with Section 7.05(b).

(b) Withholding Advances. The Company is hereby authorized at all times to make payments ("Withholding Advances") with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Tax Matters Member based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local or foreign taxing authority (a "Taxing Authority") with respect to any Distribution or allocation by the Company of income or gain to such Member and to withhold the same from Distributions to such Member. Any funds withheld from a Distribution by reason of this Section 7.05(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement and, at the option of the Board, shall be charged against the Member's Capital Account.

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(c) Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2.0%) per annum (the "Company Interest Rate"):

(i) be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member's Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account); or

(ii) with the consent of the Board, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member's Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d) Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties which may be asserted by reason of the Company's failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The provisions of this Section 7.05(d) and the obligations of a Member pursuant to Section 7.05(c) shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.05, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e) Overwithholding. Neither the Company nor the Board shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Member. In the event of an overwithholding, a Member's sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

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Section 7.06 Distributions in Kind.

(a) The Board is hereby authorized, in its sole discretion, to make Distributions to the Members in the form of securities or other property held by the Company; provided, that Tax Advances shall only be made in cash. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.02.

(b) Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

ARTICLE VIII

MANAGEMENT

Section 8.01 Establishment of the Board. A board of managers of the Company (the "Board") is hereby established and shall be comprised of natural Persons (each such Person, a "Manager") who shall be appointed in accordance with the provisions of Section 8.02. The business and affairs of the Company shall be managed, operated and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement.

Section 8.02 Board Composition; Vacancies.

(a) The Company and the Members shall take such actions as may be required to ensure that the number of managers constituting the Board shall be limited to three (3), unless such number is increased by the Board or as otherwise provided herein. The Board shall initially be comprised as follows:

(i) Two (2) individuals designated by the Sponsor Majority Unitholders (the "Sponsor Managers"), who shall initially be William Alessi and Chris Chumas; and

(ii) One (1) individual designated by the Member or Members holding Common Units (the “Common Manager”), who shall initially be Dr. Jason Minsky.

At all times, the composition of any board of directors of any Company Subsidiary shall be the same as that of the Board.

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(b) In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Sponsor Manager, then the Sponsor Majority Unitholders shall have the right to designate an individual to fill such vacancy and the Company and each Member hereby agree to take such actions as may be required to ensure the election or appointment of such designee to fill such vacancy on the Board. In the event that the Sponsor Majority Unitholders shall fail to designate in writing a representative to fill a vacant Sponsor Manager position on the Board, and such failure shall continue for more than thirty (30) days after notice from the Company to Sponsor with respect to such failure, then the vacant position shall be filled by an individual designated by the Sponsor Manager then in office; provided, that such individual shall be removed from such position if the Sponsor Majority Unitholders so direct and simultaneously designate a new Sponsor Manager.

(c) In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Common Manager, then the Common Unit Member shall have the right to designate an individual to fill such vacancy and the Company and each Member hereby agree to take such actions as may be required to ensure the election or appointment of such designee to fill such vacancy on the Board. In the event that the Common Unit Member shall fail to designate in writing a representative to fill a vacant Common Manager position on the Board, and such failure shall continue for more than thirty (30) days after notice from the Company to the Common Unit Member with respect to such failure, then the vacant position shall be filled by an individual designated by the Sponsor Managers then in office; provided, that such individual shall be removed from such position if the Common Unit Member so direct and simultaneously designate a new Common Manager.

Section 8.03 Removal; Resignation.

(a) A Sponsor Manager may be removed or replaced at any time from the Board, with or without cause, upon, and only upon, the written request of the Sponsor Majority Unitholders. The Common Manager may be removed in the same manner only upon request of the Members holding Common Units.

(b) A Manager may resign at any time from the Board by delivering his written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board's acceptance of a resignation shall not be necessary to make it effective.

Section 8.04 Meetings.

(a) Generally. The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of North Carolina) as may be determined from time to time by the Board. Written notice of each meeting of the Board shall be given to each Manager at least 24 hours prior to each such meeting.

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(b) Special Meetings. Special meetings of the Board shall be held on the call of any two (2) Managers upon at least two (2) days' written notice to the Managers, or upon such shorter notice as may be approved by all the Managers. Any Manager may waive such notice as to himself. Written notice may be made by email.

(c) Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 8.05 Quorum; Manner of Acting.

(a) Quorum. A majority of the Managers serving on the Board shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) Participation. Any Manager may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Managers participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Manager may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law.

(c) Binding Act. Each Manager shall have one vote on all matters submitted to the Board or any committee thereof. With respect to any matter before the Board, the act of a majority of the Managers constituting a quorum shall be the act of the Board.

Section 8.06 Action by Written Consent. Notwithstanding anything herein to the contrary, any action of the Board (or any committee of the Board) may be taken without a meeting if either (a) a written consent of a majority of the Managers on the Board (or committee) shall approve such action; provided, that prior written notice of such action is provided to all Managers at least one day before such action is taken, or (b) a written consent constituting all of the Managers on the Board (or committee) shall approve such action. Such consent shall have the same force and effect as a vote at a meeting where a quorum was present and may be stated as such in any document or instrument filed with the Secretary of State of North Carolina.

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Section 8.07 Compensation; No Employment.

(a) Each Manager shall be reimbursed for his reasonable, documented out-of-pocket expenses incurred in the performance of his duties as a Manager, pursuant to such policies as from time to time established by the Board. Nothing contained in this Section 8.07 shall be construed to preclude any Manager from serving the Company in any other capacity and receiving reasonable compensation for such services.

(b) This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to employment or continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Manager.

Section 8.08 [Reserved].

Section 8.09 [Reserved].

Section 8.10 No Personal Liability. Except as otherwise provided in the North Carolina Act, by Applicable Law or expressly in this Agreement, no Manager will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a Manager.

ARTICLE IX

PRE-EMPTIVE RIGHTS

Section 9.01 Pre-emptive Right.

(a) Issuance of New Securities. The Company hereby grants to each holder (each, a "Pre-emptive Member") the right to purchase its Applicable Pro Rata Portion of any New Securities that the Company may from time to time propose to issue or sell to any party including, without limitation, an existing Member.

(b) Definition of New Securities. As used herein, the term "New Securities" shall mean any New Interests and any Units approved for issuance by the Board and proposed to be issued by the Company for cash consideration from time to time after the date hereof. For clarity, the Sponsor shall always be issued New Securities in the form of Preferred Units in exchange for any capital contribution made by the Sponsor after the date of this Agreement and Simple Growth shall always be issued New Securities in the form of Common Units in exchange for any capital contribution made by Simple Growth following the date hereof, provided, that the term "New Securities" shall not include Units issued or sold by the Company in connection with: (A) any acquisition by the Company or any Company Subsidiary of any equity interests, assets, properties or business of any Person; (B) any merger, consolidation or other business combination involving the Company or any Company Subsidiary; (C) the commencement of any transaction or series of related transactions involving a Change of Control; (D) any subdivision of Units (by a split of Units or otherwise), payment of Distributions or any similar recapitalization; (E) any private placement of warrants to purchase Membership Interests to lenders or other institutional investors (excluding the Members) in any arm's length transaction in which such lenders or investors provide debt financing to the Company or any Company Subsidiary; or (F) a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company or any Company Subsidiary) relating to the operation of the Company's or any Company Subsidiary's business and not for the primary purpose of raising equity capital.

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(c) Additional Issuance Notices. The Company shall give written notice (an "Issuance Notice") of any proposed issuance or sale described in Section 9.01(a) to the Pre-emptive Members following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance or sale, including:

(i) the capital proposed to be raised, the then Applicable Pro Rata Portion of each Member and the price per Unit for the New Securities; and

(ii) the proposed issuance date, which shall be no later than five (5) Business Days from the date of the Issuance Notice.

The Issuance Notice shall also be accompanied by a current copy of the Members Schedule indicating the Pre-emptive Members' holdings of Preferred Units and Common Units, as applicable in a manner that enables each Pre-emptive Member to calculate its Applicable Pro Rata Portion of any New Securities. The Common Unit Member acknowledges and agrees that the price per Unit for Preferred Units and Common Units included in the New Securities shall be the same. The Common Unit Member agrees not to challenge the price per Unit of New Securities or bring any claims with respect to such price per Unit so long as the Company complies with its obligations under this Article IX.

(d) Exercise of Pre-emptive Rights. Each Pre-emptive Member shall for a period of five (5) Business Days following the receipt of an Issuance Notice (the "Exercise Period") have the right to irrevocably purchase all or any portion of its Applicable Pro Rata Portion of any New Securities, as applicable, as set forth in the Issuance Notice by delivering a written notice to the Company (an "Acceptance Notice") specifying the number of New Securities it desires to purchase together with the purchase price for such New Securities. The delivery of an Acceptance Notice by a Pre-emptive Member shall be a binding and irrevocable offer by such Member to purchase the New Securities described therein. The failure of a Pre-emptive Member to deliver an Acceptance Notice together with full payment for any New Securities covered by such Acceptance Notice by 5 p.m. Mountain Time on the last day of the Exercise Period shall constitute a waiver of its rights under this Article IX with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

(e) Over-allotment. Following the expiration of the Exercise Period, the Company shall notify each Pre-emptive Member in writing of the number of New Securities that each Pre-emptive Member has agreed to purchase (including, for the avoidance of doubt, where such number is zero) (the "Over-allotment Notice"). Each Pre-emptive Member exercising its rights to purchase its Applicable Pro Rata Portion of the New Securities in full (an "Exercising Member") shall have a right of over-allotment such that if the other Pre-emptive Member has failed to exercise its right under this Article IX to purchase its full Applicable Pro Rata Portion of the New Securities (each, a "Non-Exercising Member"), such Exercising Member may purchase such Non-Exercising Member's unpurchased Applicable Pro Rata Portion of the New Securities.

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(f) Closing of the Issuance. The closing of any purchase of New Securities by any Pre-emptive Member shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The Company, in the discretion of the Board pursuant to Section 3.06(a), may deliver to each Exercising Member certificates evidencing the New Securities. Each Exercising Member shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate in the discretion of the Preferred Unit Member.

ARTICLE X

TRANSFER

Section 10.01 General Restrictions on Transfer.

(a) Each Member acknowledges and agrees that such Member (or any Permitted Transferee of such Member) shall not Transfer any Units except as permitted pursuant to Section 10.02 or in accordance with the procedures described in Section 10.03 through Section 10.07, as applicable. No Transfer of Units to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with Section 4.01(b) hereof. The Common Unit Member acknowledges and agrees that its Affiliates may not Transfer or cause the Transfer of any Units except as provided herein and such Affiliates may not transfer their equity interest in the Common Unit Member except in accordance with this Article X. For clarity, any equity interest in the Common Unit Member owned by an Affiliate of the Common Unit Member shall be subject to the restrictions of this Article X and the right of first refusal rights, drag-along and tag-along rights of the Sponsor under this Article X to the same extent and in the same manner as the Units held by the Common Unit Member.

(b) Notwithstanding any other provision of this Agreement (including Section 10.02), each Member agrees that it will not, directly or indirectly, Transfer any of its Units, and the Company agrees that it shall not issue any Units:

(i) except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Units, if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

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(ii) if such Transfer or issuance would cause the Company to be considered a "publicly traded partnership" under Section 7704(b) of the Code within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3);

(iii) if such Transfer or issuance would affect the Company's existence or qualification as a limited liability company under the North Carolina Act;

(iv) if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;

(v) if such Transfer or issuance would cause a termination of the Company for federal income tax purposes;

(vi) if such Transfer or issuance would cause the Company or any of the Company Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(vii) if such Transfer or issuance would cause the assets of the Company or any of the Company Subsidiaries to be deemed "Plan Assets" as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any "prohibited transaction" thereunder involving the Company or any Company Subsidiary.

In any event, the Board may refuse the Transfer to any Person if such Transfer would have a material adverse effect on the Company as a result of any regulatory or other restrictions imposed by any Governmental Authority.

(c) Any Transfer or attempted Transfer of any Units in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company's books and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Units for all purposes of this Agreement.

(d) For the avoidance of doubt, any Transfer of Units permitted by Section 10.02 or made in accordance with the procedures described in Section 10.03 through Section 10.07, as applicable, and purporting to be a sale, transfer, assignment or other disposal of the entire Membership Interest represented by such Units, inclusive of all the rights and benefits applicable to such Membership Interest as described in the definition of the term "Membership Interest," shall be deemed a sale, transfer, assignment or other disposal of such Membership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment or other disposal of any less than all of the rights and benefits described in the definition of the term "Membership Interest," unless otherwise explicitly agreed to by the parties to such Transfer.

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Section 10.02 Permitted Transfers. The provisions of Section 10.01(a), Section 10.03, Section 10.04 (with respect to the Dragging Member only) and Section 10.05 shall not apply to any of the following Transfers by any Member of any of its Units:

(a) With respect to the Sponsor, to any Affiliate of the Sponsor; and

(b) With respect to, Simple Growth or any Affiliates of Simple Growth, to (i) Dr. Jason Minsky and Cherice Scharf (collectively the “Minskys”) or any of their respective parents, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, "Family Members"), (ii) a trust under which the distribution of Units may be made only to Simple Growth, an Affiliate of Simple Growth, the Minskys or a Family Member; (iii) a charitable remainder trust, the income from which will be paid to Sponsor, an Affiliate of Sponsor, the Minskys or a Family Member; (iv) a corporation, partnership or limited liability company, the stockholders, partners or members of which are Sponsor, an Affiliate of Sponsor, the Minskys or a Family Member; and (v) by will or by the laws of intestate succession to Simple Growth’s or the Minskys successor(s)-in-interest, executors, administrators, testamentary trustees, legatees or beneficiaries; provided, that Simple Growth shall remain bound by the provisions of Section 11.01. The transfers referenced in this Section 10.02(b) are individually a “Simple Growth Permitted Transfer” and collectively the “Simple Growth Permitted Transfers.”

Section 10.03 Right of First Refusal.

(a) Offered Units.

(i) At any time, and subject to the terms and conditions specified in Section 10.01, Section 10.02 and this Section 10.03, the Company, first, and the Sponsor, second, shall have a right of first refusal if a Member holding Common Units or an Affiliate of the member holding Common Units or equity interests in the Common Unit Member (the "Offering Member") receives a bona fide offer that the Offering Member desires to accept to Transfer all or any portion of the Common Units or in the case of an Affiliate of the Common Unit Member, any equity interests it owns in the Common Unit Member (the "Offered Units").

(ii) As used herein, the term "Applicable ROFR Rightholder" shall mean the Sponsor and its designees. Applicable ROFR Rightholder shall include the Sponsor and each of its Affiliates (including funds and other investment vehicles that have affiliated but not identical managing members or general partners).

(b) Offering; Exceptions. Each time the Offering Member receives an offer for a Transfer of any of its Common Units that, (i) are proposed to be made by a Dragging Member or required to be made by a Drag-along Member pursuant to Section 10.04, or (ii) are made by a Tag-along Member upon the exercise of its tag-along right pursuant to Section 10.05 after the Company and Applicable ROFR Rightholder have declined to exercise their rights in full under this Section 10.03), the Offering Member shall first make an offering of the Offered Units to the Company, first, and the Applicable ROFR Rightholder, second, all in accordance with the following provisions of this Section 10.03, prior to Transferring such Offered Units to the proposed purchaser.

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(c) Offer Notice.

(i) The Offering Member shall, within three (3) Business Days of receipt of the Transfer offer, give written notice (the "Offering Member Notice") to the Company and the Applicable ROFR Rightholder stating that it has received a bona fide offer for a Transfer of its Common Units and specifying:

(A) the number of Offered Units to be Transferred by the Offering Member;

(B) the proposed date, time and location of the closing of the Transfer, which shall not be less than 60 (sixty) days from the date of the Offering Member Notice;

(C) the purchase price per Applicable Offered Unit (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(D) the name of the Person who has offered to purchase such Offered Units.

(ii) The Offering Member Notice shall constitute the Offering Member's offer to Transfer the Offered Units to the Company and the Applicable ROFR Rightholder, which offer shall be irrevocable until the end of the ROFR Rightholder Option Period described in Section 10.03(d)(iv).

(iii) By delivering the Offering Member Notice, the Offering Member represents and warrants to the Company and each Applicable ROFR Rightholder that:

(A) the Offering Member has full right, title and interest in and to the Offered Units;

(B) the Offering Member has all the necessary power and authority and has taken all necessary action to Transfer such Offered Units as contemplated by this Section 10.03; and

(C) the Offered Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(d) Exercise of Right of First Refusal.

(i) Upon receipt of the Offering Member Notice, the Company and each Applicable ROFR Rightholder shall have the right to purchase the Offered Units in the following order of priority: first, the Company shall have the right to purchase all or any portion of the Offered Units in accordance with the procedures set forth in Section 10.03(d)(iii), and thereafter, the Applicable ROFR Rightholder shall have the right to purchase the Offered Units, in accordance with the procedures set forth in Section 10.03(d)(iv), to the extent the Company does not exercise its right in full. Notwithstanding the foregoing, the Company and the Applicable ROFR Rightholder may only exercise their right to purchase the Offered Units if, after giving effect to all elections made under this Section 10.03(d), no less than all of the Offered Units will be purchased by the Company and/or the Applicable ROFR Rightholder.

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(ii) For the avoidance of doubt, in the event of a proposed Transfer of Common Units, the Offering Member may deliver a single Offering Member Notice to the Company and the Applicable ROFR Rightholder. Upon their receipt of the Offering Member Notice: first, the Company shall have the right to elect to purchase all or any portion of the Offered Units; and thereafter, the ROFR Rightholder shall have the right to purchase all or any of the remaining Offered Units; provided, in all cases, that the Company's and Applicable ROFR Rightholder’s rights to purchase any Offered Units will only be exercisable if, after giving effect to all elections made under this Section 10.03(d), the Company and/or the Applicable ROFR Rightholder shall have elected to purchase no less than all the Offered Units.

(iii) The initial right of the Company to purchase any Offered Units shall be exercisable with the delivery of a written notice (the "Company ROFR Exercise Notice") by the Company to the Offering Member and the Applicable ROFR Rightholder within ten (10) Business Days of receipt of the Offering Member Notice (the "Company Option Period"), stating the number (including where such number is zero) and type of Offered Units the Company elects irrevocably to purchase on the terms and respective purchase prices set forth in the Offering Member Notice. The Company ROFR Exercise Notice shall be binding upon delivery and irrevocable by the Company.

(iv) If the Company shall have indicated an intent to purchase any less than all of the Offered Units, the Applicable ROFR Rightholder shall have the right to purchase the remaining Offered Units not selected by the Company. For a period of fifteen (15) Business Days following the receipt of a Company ROFR Exercise Notice in which the Company has elected to purchase less than all the Offered Units (such period, the "ROFR Rightholder Option Period"), the Applicable ROFR Rightholder shall have the right to elect irrevocably to purchase all or none of the remaining Offered Units by delivering a written notice to the Company and the Offering Member (a "Member ROFR Exercise Notice") specifying its desire to purchase any or all of the remaining Offered Units, on the terms and respective purchase prices set forth in the Offering Member Notice. Any Member ROFR Exercise Notice shall be binding upon delivery and irrevocable by the Applicable ROFR Rightholder.

(v) The failure of the Company or any Applicable ROFR Rightholder to deliver a Company ROFR Exercise Notice or Member ROFR Exercise Notice, respectively, by the end of the Company Option Period or ROFR Rightholder Option Period, respectively, shall constitute a waiver of their respective rights of first refusal under this Section 10.03 with respect to the Transfer of Offered Units, but shall not affect their respective rights with respect to any future Transfers.

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(e) Consummation of Sale. In the event that the Company and/or the Applicable ROFR Rightholder shall have, in the aggregate, exercised their respective rights to purchase all and not less than all of the Offered Units, then the Offering Member shall sell such Offered Units to the Company and/or the Applicable ROFR Rightholder, and the Company and/or the Applicable ROFR Rightholder, as the case may be, shall purchase such Offered Units, within sixty (60) days following the expiration of the ROFR Rightholder Option Period (which period may be extended for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). Each Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 10.03(e), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. At the closing of any sale and purchase pursuant to this Section 10.03(e), the Offering Member shall deliver to the Company and/or the participating Applicable ROFR Rightholder certificates (if any) representing the Offered Units to be sold, free and clear of any liens or encumbrances (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Company and/or such Applicable ROFR Rightholder by certified or official bank check or by wire transfer of immediately available funds.

(f) Sale to Proposed Purchaser. In the event that the Company and/or the Applicable ROFR Rightholder shall not have collectively elected to purchase all of the Offered Units, then, provided the Offering Member has also complied with the provisions of Section 10.05, to the extent applicable, the Offering Member may Transfer all of such Offered Units, at a price per Applicable Offered Unit not less than specified in the Offering Member Notice and on other terms and conditions which are not materially more favorable in the aggregate to the proposed purchaser than those specified in the Offering Member Notice, but only to the extent that such Transfer occurs within ninety (90) days after expiration of the ROFR Rightholder Option Period. Any Offered Units not Transferred within such 90-day period will be subject to the provisions of this Section 10.03 upon subsequent Transfer.

Section 10.04 Drag-along Rights.

(a) Participation. At any time, if one or more Members (together with their respective Permitted Transferees) holding no less than a majority of all the Common Units and Preferred Units considered as one class (such Member or Members, the "Dragging Member"), proposes to consummate, in one transaction or a series of related transactions, a Change of Control (a "Drag-along Sale"), the Dragging Member shall have the right, after delivering the Drag-along Notice in accordance with Section 10.04(c) and subject to compliance with Section 10.04(d), to require that each other Member and each Permitted Transferee of such Member and each Affiliate of such Member holding equity interests in such Member (each, a "Drag-along Member") participate in such sale in the manner set forth in Section 10.04(b).

(b) Sale of Units. Subject to compliance with Section 10.04(d):

(i) If the Drag-along Sale is structured as a sale resulting in a majority of the Preferred Units and Common Units of the Company being held by a Third Party Purchaser, then each Drag-along Member shall sell, with respect to each class or series of Units proposed by the Dragging Member to be included in the Drag-along Sale, the number of Units of such class or series equal to the product obtained by multiplying (i) the number of applicable Units held by such Drag-along Member by (ii) a fraction (x) the numerator of which is equal to the number of applicable Units that the Dragging Member proposes to sell in the Drag-along Sale and (y) the denominator of which is equal to the number of applicable Units held by the Dragging Member at such time;

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(ii) For purposes of this Section 10.04, the Units held by the Drag-along Member shall include the equity interests in the Drag-along Member owned by any of its Affiliates; and

(iii) If the Drag-along Sale is structured as a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries or as a merger, consolidation, recapitalization, or reorganization of the Company or the Company Subsidiaries or other transaction requiring the consent or approval of the Board or the Members, then notwithstanding anything to the contrary in this Agreement (including Section 4.06), each Drag-along Member shall vote in favor of the transaction and otherwise consent to and raise no objection to such transaction, and shall take all actions to waive any dissenters', appraisal or other similar rights that it may have in connection with such transaction. As set forth in Section 10.04(d), the distribution of the aggregate consideration of such transaction shall be made in accordance with Section 13.03(c).

(c) Sale Notice. The Dragging Member shall exercise its rights pursuant to this Section 10.04 by delivering a written notice (the "Drag-along Notice") to the Company and each Drag-along Member no more than ten (10) Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than twenty (20) days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the Dragging Members' rights and obligations hereunder and shall describe in reasonable detail:

(i) The name of the person or entity to whom such Units are proposed to be sold;

(ii) The proposed date, time and location of the closing of the sale;

(iii) The number of each class or series of Units to be sold by the Dragging Member, the proposed amount of consideration for the Drag-along Sale and the other material terms and conditions of the Drag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof and including, if available, the purchase price per Unit of each applicable class or series (which will take into account the Preferred Unit Bonus Amount payable to the holders of Preferred Units); and

(iv) A copy of any form of agreement proposed to be executed in connection therewith.

(d) Conditions of Sale. In connection with any Drag-along Sale under this Section 10.04, the following conditions must be satisfied:

(i) The consideration to be received by Members shall be allocated among and distributed to the Members in the same form and relative proportion of aggregate consideration that each such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to Section 13.03(c); and

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(ii) Each Drag-along Member shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants, indemnities and agreements as the Dragging Member makes or provides in connection with the Drag-along Sale; provided, that each Drag-along Member shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Units, authorization, execution and delivery of relevant documents, enforceability of such documents against the Drag-along Member, and other matters relating to such Drag-along Member, but not with respect to any of the foregoing with respect to any other Members or their Units; provided, further, that all representations, warranties, covenants and indemnities shall be made by the Dragging Member and each Drag-along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Dragging Member and each Drag-along Member, in each case in an amount not to exceed the aggregate proceeds received by the Dragging Member and each such Drag-along Member in connection with the Drag-along Sale.

(e) Cooperation. Each Drag-along Member shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Member, but subject to Section 10.04(d)(ii).

(f) Expenses. The fees and expenses of the Dragging Member incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Members (it being understood that costs incurred by or on behalf of a Dragging Member for its sole benefit will not be considered to be for the benefit of all Drag-along Members), to the extent not paid or reimbursed by the Company or the Third Party Purchaser, shall be shared by the Dragging Member and all the Drag-along Members on a pro rata basis, based on the consideration received by each such Member; provided, that no Drag-along Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-along Sale.

(g) Consummation of Sale. The Dragging Member shall have one hundred twenty (120) days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which 120 day period may be extended for a reasonable time not to exceed and additional one-hundred and twenty (120) days to the extent reasonably necessary). If at the end of such period the Dragging Member has not completed the Drag-along Sale, the Dragging Member may not then exercise its rights under this Section 10.04 without again fully complying with the provisions of this Section 10.04.

Section 10.05 Tag-along Rights.

(a) Participation. At any time, and subject to the terms and conditions specified in Section 10.01, Section 10.02 and Section 10.03, if any Member (the "Selling Member") proposes to Transfer any of its Units or any of such Member’s Affiliates propose to Transfer any equity interest in such Member (the “Affiliate Selling Member”) to any Person (a "Proposed Transferee"), each other Member (each, a "Tag-along Member") shall be permitted to participate in such sale (a "Tag-along Sale") on the terms and conditions set forth in this Section 10.05.

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(b) Application of Transfer Restrictions. The provisions of this Section 10.05 shall only apply to Transfers in which:

(i) The Company and the Applicable ROFR Rightholder have not exercised their rights in full under Section 10.03 to purchase all of the Offered Units; and

(ii) The Dragging Member has elected to not exercise its drag-along right under Section 10.04.

(c) Sale Notice. Prior to the consummation of any Transfer of Common Units qualifying under Section 10.05(b), and after satisfying its obligations pursuant to Section 10.03, the Selling Member or Affiliate Selling Member shall deliver to the Company and each other Member holding Units of the class or series proposed to be Transferred a written notice (a "Sale Notice") of the proposed Tag-along Sale as soon as practicable following the expiration of the ROFR Rightholder Option Period, and in no event later than five (5) Business Days thereafter. The Sale Notice shall make reference to the Tag-along Members' rights hereunder and shall describe in reasonable detail:

(i) The aggregate number of Common Units the Proposed Transferee has offered to purchase;

(ii) The identity of the Proposed Transferee;

(iii) The proposed date, time and location of the closing of the Tag-along Sale;

(iv) The purchase price per applicable Unit (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(v) A copy of any form of agreement proposed to be executed in connection therewith.

(d) Exercise of Tag-along Right.

(i) The Selling Member or the Affiliate Selling Member and each Tag-along Member timely electing to participate in the Tag-along Sale pursuant to Section 10.05(d)(ii) shall have the right to Transfer in the Tag-along Sale the number of Common Units and/or Preferred Units, as the case may be and with the Common Units and Preferred Units treated as separate classes for purposes of this calculation, equal to the product of (x) the aggregate number of Common Units or Preferred Units, as the case may be, that the Proposed Transferee proposes to buy as stated in the Sale Notice and (y) a fraction (A) the numerator of which is equal to the number of Common Units or Preferred Units, as the case may be, then held by the applicable Member, and (B) the denominator of which is equal to the number of Common Units or Preferred Units, as the case may be, then held by the Selling Member or the Affiliate Selling Member and all of the Tag-along Members timely electing to participate in the Tag-along Sale pursuant to Section 10.05(d)(ii) (such amount with respect to the Common Units, the "Common Tag-along Portion", and with respect to the Preferred Units, the "Preferred Tag-along Portion").

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(ii) Each Tag-along Member shall exercise its right to participate in a Tag-along Sale by delivering to the Selling Member or the Affiliate Selling Member a written notice (a "Tag-along Notice") stating its election to do so and specifying the number of Common Units (equal to its Common Tag-along Portion) and/or Preferred Units (equal to its Preferred Tag-along Portion), as the case may be, to be Transferred by it no later than ten (10) Business Days after receipt of the Sale Notice (the "Tag-along Period").

(iii) The offer of each Tag-along Member set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-along Member shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 10.05.

(e) Waiver. Each Tag-along Member who does not deliver a Tag-along Notice in compliance with Section 10.05(d)(ii) shall be deemed to have waived all of such Tag-along Member's rights to participate in the Tag-along Sale with respect to the Common Units and/or Preferred Units owned by such Tag-along Member, and the Selling Member or the Affiliate Selling Member shall (subject to the rights of any other participating Tag-along Member) thereafter be free to sell to the Proposed Transferee the Units identified in the Sale Notice at a per Unit price that is no greater than the applicable per Unit price set forth in the Sale Notice and on other terms and conditions which are not in the aggregate materially more favorable to the Selling Member or the Affiliate Selling Member than those set forth in the Sale Notice, without any further obligation to the non-accepting Tag-along Members.

(f) Conditions of Sale.

(i) The aggregate consideration to be paid in any Tag-along Sale shall be allocated among and distributed to the Members and shall be in the same form and relative proportion of aggregate consideration that each such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to Section 13.03(c).

(ii) Each Tag-along Member shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Member or the Affiliate Selling Member makes or provides in connection with the Tag-along Sale; provided, that each Tag-along Member shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Units, authorization, execution and delivery of relevant documents, enforceability of such documents against the Tag-along Member, and other matters relating to such Tag-along Member, but not with respect to any of the foregoing with respect to any other Members or their Units; provided, further, that all representations, warranties, covenants and indemnities shall be made by the Selling Member or the Affiliate Selling Member and each Tag-along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Selling Member or the Affiliate Selling Member and each Tag-along Member, in each case in an amount not to exceed the aggregate proceeds received by the Selling Member or the Affiliate Selling Member and each such Tag-along Member in connection with the Tag-along Sale.

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(g) Cooperation. Each Tag-along Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Member or the Affiliate Selling Member, but subject to Section 10.05(f)(ii).

(h) Expenses. The fees and expenses of the Selling Member or the Affiliate Selling Member incurred in connection with a Tag-along Sale and for the benefit of all Tag-along Members (it being understood that costs incurred by or on behalf of a Selling Member or the Affiliate Selling Member for its sole benefit will not be considered to be for the benefit of all Tag-along Members), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by the Selling Member or the Affiliate Selling Member and all the participating Tag-along Members on a pro rata basis, based on the consideration received by each such Member; provided, that no Tag-along Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.

(i) Consummation of Sale. The Selling Member or the Affiliate Selling Member shall have sixty (60) days following the expiration of the Tag-along Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Member or the Affiliate Selling Member than those set forth in the Tag-along Notice (which such 60-day period may be extended for a reasonable time not to exceed an additional ninety (90) days to the extent reasonably necessary). If at the end of such period the Selling Member or the Affiliate Selling Member has not completed the Tag-along Sale, the Selling Member or the Affiliate Selling Member may not then effect a Transfer that is subject to this Section 10.05 without again fully complying with the provisions of this Section 10.05. Transfers in violation of Section 10.05 are void.

ARTICLE XI

COVENANTS

Section 11.01 Confidentiality.

(a) Simple Growth acknowledges that during the term of this Agreement, it will have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company, the Company Subsidiaries and their Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, "Confidential Information"). In addition, Simple Growth acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which Simple Growth is subject, Simple Growth shall, directly or indirectly, disclose or use (other than solely for the purposes of monitoring and analyzing its investment in the Company or performing its duties) at any time, including, without limitation, use for personal, commercial or proprietary advantage or profit, either during his association or employment with the Company or thereafter, any Confidential Information of which Simple Growth is or becomes aware. Simple Growth shall take all appropriate steps to safeguard Confidential Information such information and to protect it against disclosure, misuse, espionage, loss and theft.

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(b) Nothing contained in Section 11.01(a) shall prevent Simple Growth from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over Simple Growth; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to other Members; (vi) to Simple Growth Representatives who, in the reasonable judgment of Simple Growth, need to know such Confidential Information and agree to be bound by the provisions of this Section 11.01 as if Simple Growth; or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Common Units from Simple Growth, as long as such Transferee agrees to be bound by the provisions of this Section 11.01 as if Simple Growth; provided, that in the case of clause (i), (ii) or (iii), Simple Growth shall notify the Company Sponsor and other Members of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company, the Sponsor and other Members) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

Section 11.02 Non-Compete; Non-Solicit.

(a) Non-Compete.

(i) For purposes of this Section 11.02(a), "Competitor" means any other Person engaged, directly or indirectly, in whole or in part, in the same or similar business as the Company, including those engaged in the business of offering CBD products.

(ii) Simple Growth’s Non-Compete. In light of Simple Growth’s access to Confidential Information and position of trust and confidence with the Company, Simple Growth and its principal, Dr. Jason Minsky, hereby agrees that, during the period of its involvement or other engagement with the Company or any Company Subsidiary and for a period of two (2) years thereafter, (the "Restricted Period"), they shall not (x) render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise), or (y) directly or indirectly through one or more of any of their respective Affiliates, own, manage, operate, control or participate in the ownership, management, operation or control of, any Competitor or any division or business segment of any Competitor; provided, that nothing in this Section 11.02(a) shall prohibit Simple Growth or any of its Permitted Transferees or any of their respective Affiliates from acquiring or owning, directly or indirectly:

(A) Up to 2% of the aggregate voting securities of any Competitor that is a publicly traded Person; or

(B) Up to 2% of the aggregate voting securities of any Competitor that is not a publicly traded Person, so long as neither Simple Growth nor any of its Permitted Transferees, directly or indirectly through one or more of their respective Affiliates, designates a member of the board of directors (or similar body) of such Competitor or its Affiliates or is granted any other governance rights with respect to such Competitor or its Affiliates (other than customary governance rights granted in connection with the ownership of debt securities).

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(iii) Sponsor’s Non-Compete. In light of Sponsor’s access to Confidential Information and position of trust and confidence with the Company, Sponsor hereby agrees that, during the period of its involvement or other engagement with the Company or any Company Subsidiary and for the Restricted Period, Sponsor shall not (x) render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise), or (y) directly or indirectly through one or more of any of their respective Affiliates, own, manage, operate, control or participate in the ownership, management, operation or control of, any other Person engaged, directly or indirectly, in whole or in part, in the business of offering CBD products for sale to customers through chiropractic offices, provided, that nothing in this Section 11.02(a) shall prohibit the Sponsor or its Affiliates from:

(A) Offering CBD products for sale through retail channels other than chiropractor offices, so long as the Sponsor does not sell those products at a price less than the price charged by the Company; and

(B) Offering CBD products for sale in chiropractor offices outside of the mid-Atlantic and southeast regions of the United States, so long as the Sponsor does not sell those products at a price less than the price charged by the Company, and so long as 60 days have passed since the Company has failed to meet the following sales targets:

1. Recruiting at least 100 new stores or clinics as new customers within the past 180 days; or

2. Recruiting at least 300 new stores or clinics as new customers within the past 365 days.

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(b) Non-solicit of Employees. In light of each party’s access to Confidential Information and position of trust and confidence with the Company, each party further agrees that, during the Restricted Period, it shall not, directly or indirectly through one or more of any of its respective Affiliates, hire or solicit, or encourage any other Person to hire or solicit, any individual who has been employed by the Company or any Company Subsidiary within one (1) year prior to the date of such hiring or solicitation, or encourage any such individual to leave such employment.

(c) Non-solicit of Clients. In light of each party’s access to Confidential Information and position of trust and confidence with the Company, each party further agrees that, during the Restricted Period, it shall not, directly or indirectly through one or more of any of their respective Affiliates, solicit or entice, or attempt to solicit or entice, any clients, customers or suppliers of the Company or any Company Subsidiary for purposes of diverting their business or services from the Company.

(d) Blue Pencil. If any court of competent jurisdiction determines that any of the covenants set forth in this Section 11.02, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to modify any such unenforceable provision in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Section 11.02 or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by Applicable Law. The parties hereto expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

ARTICLE XII

ACCOUNTING; TAX MATTERS

Section 12.01 Inspection Rights. Upon reasonable notice from a Member owning more than 30% of the total Units outstanding (with Preferred Units and Common Units treated as the same class), the Company shall, and shall cause its Managers, officers and employees to, afford each such Member and its Representatives reasonable access during normal business hours to (i) the Company's and the Company Subsidiaries' properties, offices, plants and other facilities, (ii) the corporate, financial and similar records, reports and documents of the Company and the Company Subsidiaries, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members or Managers, and to permit each such Member and its Representatives to examine such documents and make copies thereof, and (iii) the Company's and the Company Subsidiaries' officers, senior employees and public accountants, and to afford each such Member and its Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company and the Company Subsidiaries with their officers, senior employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Member and its Representatives such affairs, finances and accounts).

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Section 12.02 Tax Matters Member.

(a) Appointment. The Members hereby appoint Sponsor as the "Tax Matters Member" who shall serve as the "tax matters partner" (as such term is defined in Code Section 6231) for the Company.

(b) Tax Examinations and Audits. The Tax Matters Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably requested by the Tax Matters Member with respect to the conduct of examinations by Taxing Authorities and any resulting proceedings. Each Member agrees that any action taken by the Tax Matters Member in connection with audits of the Company shall be binding upon such Members and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company.

(c) Income Tax Elections. The Tax Matters Member shall have sole discretion to make any income tax election it deems advisable on behalf of the Company; provided, that the Tax Matters Member will make an election under Section 754 of the Code, if requested in writing by Members holding a majority of the outstanding Common Units. All determinations as to tax elections and accounting principles shall be made solely by the Tax Matters Member.

(d) Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member's federal, state, foreign or other income tax return with the treatment of the item on the Company's return. The Tax Matters Member shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.05(d).

(e) Resignation. The Tax Matters Member may resign at any time. If Sponsor ceases to be the Tax Matters Member for any reason, the holders of a majority of the Common Units of the Company shall appoint a new Tax Matters Member.

Section 12.03 Tax Returns. At the expense of the Company, the Board (or any officer that it may designate pursuant to Section 8.09) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company and the Company Subsidiaries own property or do business. As soon as reasonably possible after the end of each Fiscal Year, the Board or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person's federal, state and local income tax returns for such Fiscal Year. Each Member agrees to cooperate and respond fully and promptly with any information requests from the Company related to this Section 12.05.

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Section 12.04 Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such officer or officers as the Board may designate.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.01 Events of Dissolution. The Company shall be dissolved and is affairs wound up only upon the occurrence of any of the following events:

(a) The determination of the Board to dissolve the Company;

(b) An election to dissolve the Company made by holders of a majority of the Preferred Units;

(c) The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(d) The entry of a decree of judicial dissolution under § 57D-6-05 of the North Carolina Act.

Section 13.02 Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 13.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 13.03 and the Articles of Incorporation shall have been cancelled as provided in Section 13.04.

Section 13.03 Liquidation. If the Company is dissolved pursuant to Section 13.01, the Company shall be liquidated and its business and affairs wound up in accordance with the North Carolina Act and the following provisions:

(a) Liquidator. The Board, or, if the Board is unable to do so, a Person selected by the holders of a majority of the Common Units, shall act as liquidator to wind up the Company (the "Liquidator"). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

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(b) Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c) Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i) First, to the payment of all of the Company's debts and liabilities to its creditors (including Members, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii) Second, to the establishment of and additions to reserves that are determined by the Board in its sole discretion to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company;

(iii) Third, to the Members pro rata in proportion to their holdings of Preferred Units, until Distributions under this Section 13.03(c)(iii) equal the Preferred Unit Bonus Amount payable to such Members; and

(iv) Fourth, to the Members in the same manner as Distributions are made under Section 7.02.

(d) Discretion of Liquidator. Notwithstanding the provisions of Section 13.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 13.03(c), if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

Section 13.04 Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 13.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Articles of Incorporation in the State of North Carolina and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of North Carolina and shall take such other actions as may be necessary to terminate the Company.

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Section 13.05 Survival of Rights, Duties and Obligations. Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any party from any Loss which at the time of such dissolution, liquidation, winding up or termination already had accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish or otherwise adversely affect any Member's right to indemnification pursuant to Section 14.03.

Section 13.06 Recourse for Claims. Each Member shall look solely to the assets of the Company for all Distributions with respect to the Company, such Member's Capital Account, and such Member's share of Net Income, Net Loss and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Board, the Liquidator or any other Member.

ARTICLE XIV

EXCULPATION AND INDEMNIFICATION

Section 14.01 Exculpation of Covered Persons.

(a) Covered Persons. As used herein, the term "Covered Person" shall mean (i) each Member, (ii) each officer, director, shareholder, partner, member, controlling Affiliate, employee, agent or representative of each Member, and each of their controlling Affiliates, and (iii) each Manager, officer, employee, agent or representative of the Company.

(b) Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good-faith reliance on the provisions of this Agreement, so long as such action or omission does not constitute fraud or willful misconduct by such Covered Person.

(c) Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Income or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) another Manager; (ii) one or more officers or employees of the Company; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person's professional or expert competence.

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Section 14.02 Liabilities and Duties of Covered Persons.

(a) Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(b) Duties. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person's "discretion" or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person's "good faith," the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.

Section 14.03 Indemnification.

(a) Indemnification. To the fullest extent permitted by the North Carolina Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the North Carolina Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company shall indemnify, hold harmless, defend, pay and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, "Losses") to which such Covered Person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the business of the Company; or

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(ii) The fact that such Covered Person is or was acting in connection with the business of the Company as a partner, member, stockholder, controlling Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective controlling Affiliates, or that such Covered Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any Company Subsidiary; provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such Covered Person's conduct did not constitute fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person's conduct was unlawful, or that the Covered Person's conduct constituted fraud or willful misconduct.

(b) Reimbursement. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 14.03; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 14.03, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(c) Entitlement to Indemnity. The indemnification provided by this Section 14.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 14.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 14.03 and shall inure to the benefit of the executors, administrators, legatees and distributees of such Covered Person.

(d) Insurance. To the extent available on commercially reasonable terms, the Company may purchase, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person's duties in such amount and with such deductibles as the Board may determine; provided, that the failure to obtain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses.

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(e) Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 14.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(f) Savings Clause. If this Section 14.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 14.03 to the fullest extent permitted by any applicable portion of this Section 14.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(g) Amendment. The provisions of this Section 14.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 14.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification or repeal of this Section 14.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Covered Person's entitlement to indemnification for such Losses without the Covered Person's prior written consent.

Section 14.04 Survival. The provisions of this Article XIV shall survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, any expenses of Sponsor in connection with this Agreement shall be paid by the Company.

Section 15.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

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Section 15.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15.03):

If to the Company:	Good Hemp Wellness, LLC Attention: William Alessi 20311 Chartwell Center Drive, Suite 1469 Cornelius, NC 28031 E-mail: bill@goodhemplivin.com
With copy to:	Dr. Jason Minsky 558 Stonewall Street, Unit 501 Charlotte, NC 28202 drjasonminsky@gmail.com

If to Sponsor or Sponsor Managers:	Good Hemp, Inc. Attention: William Alessi 20311 Chartwell Center Drive, Suite 1469 Cornelius, NC 28031 E-mail: bill@goodhemplivin.com
If to Simple Growth, Dr. Jason Minsky or Common Manager:	Dr. Jason Minsky 558 Stonewall Street, Unit 501 Charlotte, NC 28202 drjasonminsky@gmail.com

Section 15.04 Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 15.05 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Subject to Section 11.02(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 15.06 Entire Agreement.

(a) This Agreement, together with the Articles of Incorporation, each Unit Purchase Agreement and all related Exhibits and Schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including any prior operating agreement and any correspondence or letter agreements between Dr. Minsky or Good Hemp, Inc. or any of their respective Affiliates.

Section 15.07 Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 15.08 No Third-party Beneficiaries. Except as provided in Article XIV, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 15.09 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Company and all of the Members.

Section 15.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 15.10 shall diminish any of the explicit and implicit waivers described in this Agreement, including, without limitation, in Section 4.07(f), Section 10.03(d)(v), Section 10.04(b)(ii), Section 10.05(e) and Section 15.13 hereof.

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Section 15.11 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of North Carolina.

Section 15.12 Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of North Carolina or in the Court of Chancery of the State of North Carolina (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of North Carolina), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of North Carolina. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 15.03 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 15.13 Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.14 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 15.15 [Reserved.]

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Section 15.16 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 14.02 to the contrary.

Section 15.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 15.18 Company Legal Matters. Good Hemp, Inc. and Simple Growth, for themselves and their respective members, managers, partners, officers, directors, owners, employees, agents or Affiliates, each hereby acknowledge that Good Hemp, Inc., as the holder of a majority of the Preferred and Common Units, considered as a single class, has engaged Brunson Chandler & Jones, PLLC to represent Good Hemp, Inc. in connection with the formation of the Company and the offering of Units in the Company. Good Hemp, Inc. may also engage Brunson Chandler & Jones, PLLC to represent the Company in connection with the Company’s. Simple Growth agrees that Brunson Chandler & Jones, PLLC may represent Good Hemp, Inc. and the Company in connection with any Company legal matters (including any dispute where either or both of Good Hemp, Inc. and the Company are adverse to Simple Growth). Simple Growth waives any present or prospective conflict of interest which Brunson Chandler & Jones, PLLC has, or may be deemed to have, in connection with representing the Company on any matter. Brunson Chandler & Jones, PLLC has not and will not represent Simple Growth or any of its employees, agents or Affiliates in any capacity, including without limitation, in connection with the formation of the Company, the issuance of Units in the Company or the Company’s operations. Simple Growth has had the opportunity to engage its own independent legal and tax counsel to advise it in connection with the formation of the Company and the issuance of Units in the Company.

{The remainder of this page intentionally left blank. Signature page to follow.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

Good Hemp Wellness, LLC

By: /s/ William Alessi

Name: William Alessi

Title: Manager

The Members:

Good Hemp, Inc.

By: /s/ William Alessi

Name: William Alessi

Title: CEO

Simple Growth Solutions, LLC

By: /s/ Jason Minsky

Name: Dr. Jason Minsky

Title: Member Manager

As to Section 11.02:

Dr. Jason Minsky

By: /s/ Jason Minsky

Individually

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EXHIBIT A

JOINDER AGREEMENT

Reference is hereby made to the Limited Liability Company Agreement, dated [_________], 2021, as amended from time to time (the "LLC Agreement"), between [Good Hemp Wellness, LLC], a company organized under the laws of North Carolina and the Members named therein (the "Company"). Pursuant to and in accordance with Section 4.01 of the LLC Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, representations, warranties, terms and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto and shall hold [Common/Preferred] Units in the Company.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the LLC Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ________, 20__.

[NEW MEMBER]
By_____________________ Name:__________________ Title:___________________

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EXHIBIT B

COMMON UNIT MEMBERSHIP INTEREST PURCHASE AGREEMENT

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SCHEDULE A

MEMBERS SCHEDULE

As of February 3, 2021

Member Name and Address	Preferred Units	Preferred Unit Initial Capital Contribution(1)	Common Units	Common Unit Initial Capital Contribution(2)
Good Hemp, Inc.	66.66	$150,000	0	0
Simple Growth Solutions, LLC	0	0	33.34	$33.34
Total:	66.66	$150,000	33.34	$33.34

(1) Paid in cash

(2) Paid in cash

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